SALARIUS PHARMACEUTICALS, INC.

NOTICE OF STOCK OPTION AMENDMENT
February 20, 2024
To:    David Arthur
    [***]
[***]

Salarius Pharmaceuticals, Inc. (the “Company” is pleased to announce that on February 20, 2024, the Board of Directors of the Company (the “Board”) amended your stock options granted on September 10, 2019, March 23, 2020, July 14, 2020, December 2, 2020, and January 20, 2022 (the “Options”) pursuant to the Company’s 2015 Equity Incentive Plan (the “Plan”). As a result of the amendment, the Options have an extended post-termination exercise period in some circumstances, as further described below.
•As amended, upon the termination of your “Continuous Service” for any reason other than for “Cause,” the Options will be exercisable for eighteen (18) months after such termination, but not beyond the term of the Option, and subject to earlier termination (such as in connection with a “Corporate Transaction” as provided under the Plan (all terms as defined in the Plan).
•Except as provided herein, the terms of the Options, including the vesting schedule, remain unchanged.
Questions related to this Notice should be directed to:
Salarius Pharmaceuticals, Inc.
Attention: Andrew Strong, Esquire
Hogan Lovells US LLP
609 Main Street, Suite 4200
Houston, TX 77002

We appreciate your efforts on behalf of the Company.

Salarius Pharmaceuticals, Inc.
By: /s/ William K. McVicar Name: William K. McVicar Title: Chair of the Board
Acknowledged and Agreed
/s/ David Arthur David Arthur